Registration Statement No.
                       _______________________________

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                             __________________

                                  FORM S-3
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                             __________________

                            Millipore Corporation
           (Exact name of Registrant as specified in its charter)

                MASSACHUSETTS                      04-2170233
           (State or other jurisdiction of       (I.R.S. Employer
    incorporation or organization)                    Identification No.)

                                80 Ashby Road
                        Bedford, Massachusetts  01730
                               (617) 275-9200
             (Address including zip code, and telephone number,
      including area code, of Registrant's principal executive offices)

                            Geoffrey Nunes, Esq.
                            Senior Vice President
                            Millipore Corporation
                                80 Ashby Road
                        Bedford, Massachusetts  01730
                               (617) 533-2209
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                             __________________

      Approximate date of commencement of proposed sale to the public:
   From time to time after the Registration Statement becomes effective as determined by market conditions and other factors.
                             __________________

     If the only securities being registered on this Form are offered pursuant to dividend or interest investment plans, please check the following box.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                             __________________

                       CALCULATION OF REGISTRATION FEE
Title of Each    Amount to be      Proposed        Proposed       Amount of
   Class of     Registered (A)     Maximum         Maximum       Registration
Securities to                      Offering       Aggregate          Fee
be Registered                     Price Per     Offering Price
                                 Security (B)      (A) (B)
     Debt        $300,000,000        100%        $300,000,000      $90,909
  Securities
(A) The initial public offering price of any Debt Securities denominated in any foreign currencies or currency units shall be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such Debt Securities are first offered. For Debt Securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such Debt Securities.
__________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
    _____________________________________________________________________
                                $300,000,000


                            Millipore Corporation


                               Debt Securities


      Millipore Corporation (the "Company") may offer from time to time its unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities") at an aggregate initial offering price of not more than $300,000,000. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a Prospectus Supplement or Prospectus Supplements.

       The terms of each series of Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, rate or rates (or method of calculation) and time or times of payment of any interest, any terms for optional or mandatory redemption or early payment or payment of additional amounts or any sinking fund provisions, any initial public offering price, the proceeds to the Company and any other specific terms in connection with the offering and sale of such series and any listing on a securities exchange will be set forth in a Prospectus Supplement or Prospectus Supplements. Debt Securities may be issued with amounts payable in respect of principal of or any premium or interest on the Debt Securities determined by reference to the value, rate or price of one or more specified indices.

                             __________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             __________________

      The Debt Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution". If any agents of the Company or any underwriters are involved in the sale of any Debt Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement.

     This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.








                The date of this Prospectus is March __, 1997

                            AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400,
Chicago, Illinois 60661. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock of the Company is listed on the New York Stock Exchange and such reports, proxy statements, and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Registration Statement has been, and amendments thereto will be, filed with the Commission through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. Registration statements, reports, proxy statements and other information filed through the EDGAR system with respect to the Company are publicly available through the Commission's Web site (http://www.sec.gov).

      The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, called the "Registration Statement") under the Securities Act of 1933 (the "Act") with respect to the Debt Securities offered by this Prospectus. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Debt Securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof, which are on file at the offices of the
Commission  and  may be obtained upon payment of the fee  prescribed  by  the
Commission or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus as to the contents of any documents referred to are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are hereby incorporated by reference into this Prospectus:

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, dated March 7, 1997;

     (b)  the Company's Current Report on Form 8-K, filed January 14, 1997;

     (c)  the Company's Current Report on Form 8-K filed February 7, 1997.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Debt Securities hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, at the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this Prospectus (other than certain exhibits). Requests for such copies should be directed to: Millipore Corporation, 80 Ashby Road, Bedford, Massachusetts 01730, Attention: Jeffrey Rudin, Esq., telephone (617)-533-2044.


                                 THE COMPANY

      The Company develops, manufactures and sells products which are used primarily for the analysis and purification of fluids, as well as for their control, measurement and distribution.

      The Company's products are based on a variety of membrane and other technologies that effect separations, and fluid process management, principally through physical and chemical methods as well as a specialty instrumentation. The Company is an integrated multinational manufacturer of these products; during 1996 approximately 65% of the Company's sales were made to customers outside the United States.

      The Company's principal executive offices are located at 80 Ashby Road, Bedford, Massachusetts 01730. The Company's telephone number is (617)-275-9200. References herein to the Company shall mean Millipore Corporation and its subsidiaries, unless the context requires otherwise.


                   FACTORS THAT MAY AFFECT FUTURE RESULTS

Forward-Looking Statements

       This Prospectus, including any documents incorporated herein by reference and any Prospectus Supplements, contains certain forward-looking statements that involve substantial risks and uncertainties as more fully described below. In addition, from time to time, management of the Company have made or may make forward-looking statements, orally or in writing. When used in this Prospectus or in any such documents incorporated herein by reference or in any such statements, the words "anticipate", believe", "estimate", expect", "may", "will", "should" or the negative thereof and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Potential risks and uncertainties that could affect the Company's future operating results include, without limitation, foreign exchange rates; increased regulatory concerns on the part of the biopharmaceutical industry; further consolidation of drug manufacturers; competitive factors such as new membrane technology, and/or a new method of chip manufacture which relies less heavily on purified chemicals and gases; availability of component products on a timely basis; inventory risks due to shift in market demand; change in product mix; the inability to utilize technology in current or planned products due to overriding rights by third parties, and any other risk factors identified in this Prospectus, including any documents incorporated herein by reference and any Prospectus Supplements. In addition to the foregoing, prospective investors should carefully consider the following risk factors in addition to the other information set forth in this Prospectus before making any decision to invest in the securities offered hereby.

Risks from Competition

      The Company faces intense competition in all of its sales to customers. The Company believes that its principal competitors currently include Pall Corporation, Barnstead Thermolyne Corporation, Sartorius GmbH, and MKS Instruments, Inc. Certain of the Company's competitors are larger and have greater financial and other resources than the Company. The Company believes that the principal competitive factors affecting its business include price, technical expertise, product quality and responsiveness to customer needs, including service and technical support.

Currency Risks from Overseas Operations

      Approximately 65% of the Company's sales derive from sales to customers outside of United States. Consequently, the Company's results of operations could be negatively affected by a material strengthening of the dollar over a short period of time. Exchange rate fluctuations are beyond the Company's control, and there can be no assurance that the U.S. dollar will not appreciate against the Japanese Yen or other currencies in which the Company earns a significant portion of its revenues.

Risks from Environmental Claims

      The Company's operations are subject to federal, state and local environmental and health and safety laws and regulations that impose workplace standards and limitations on the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of certain materials, substances and wastes. The Company is a potentially responsible party at twelve hazardous waste sites. To date the Company has paid approximately $14 million to settle its liabilities at seven of these sites. The Company does not believe that its estimated remaining share of liability for the cleanup of these sites will have a material adverse effect on the Company's business or financial position. However, future events, such as changes in existing laws and regulations or enforcement policies or the discovery of contamination on sites operated by the Company, may give rise to additional compliance costs which could have a material adverse effect on the Company's financial condition.

Risks from Integration of Operations

     The Company has recently acquired two businesses that must be integrated and combined efficiently. The integration process will present significant challenges, particularly as one of the two acquired companies made an acquisition of its own in the summer of 1996 which it had not integrated prior to itself being acquired by Millipore in January of 1997. The process of integrating acquired businesses may involve unforeseen difficulties, and there can be no assurance that the potential benefits of such integration will be realized to the extent or on the schedule expected by the Company. Moreover, such integration may require a disproportionate amount of the time and attention of the Company's management and the Company's financial and other resources. Any delays or unexpected costs in connection with such integration could have a material adverse effect on the Company's financial condition and results of operations.

Risks of Cyclicality of Microelectronics Industry

      A substantial portion of the Company's business depends upon the future worldwide growth of the microelectronics industry, particularly the semiconductor portion, which is beyond Millipore's control. The microelectronics industry is highly cyclical and historically has experienced periods of oversupply, resulting in significantly reduced demand for capital equipment, including the products manufactured by the Company. As a result of this cyclicality, Millipore has experienced, and in the future could experience, reduced revenues. The Company's exposure to the microelectronics industry will increase as a result of its acquisition in the first quarter of 1997 of a company whose customers are primarily manufacturers of semiconductor wafer processing equipment.


                     RATIOS OF EARNINGS TO FIXED CHARGES

      The Company's coverage ratios for the past five years are as set forth in the following table:

                                                    Year Ended December 31
                                             1992   1993  1994  1995   1996

Ratio of Earnings to Fixed Charges(a)..... 4.72    5.90  10.77  9.06    5.17

(a) The ratio of earnings to fixed charges has been computed by dividing earnings available from continuing operations before fixed charges and income taxes by the fixed charges. Fixed charges consist of interest and debt expense and the portion of rental expense that is representative of the interest factor (deemed by the Company to be one-third).

                               USE OF PROCEEDS

      Unless otherwise indicated in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities primarily for the repayment of outstanding debt and for general corporate purposes.

      The Company expects that it will, on recurring basis, engage in additional financings in character and amount to be determined as the need arises.


                     DESCRIPTION OF THE DEBT SECURITIES

       The Debt Securities are to be issued under an Indenture (the "Indenture") to be entered into between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Debt Securities may be issued from time to time in one or more series. The particular terms of each series, or of Debt Securities forming a part of a series, which are offered by a Prospectus Supplement will be described in such Prospectus Supplement. The following statements are subject to the detailed provisions of the Indenture; whenever particular provisions of the Indenture are referred to, such provisions are incorporated by reference as a part of the statement made, and the statement is qualified in its entirety by such reference. Whenever a defined term is referred to and not defined under "Description of the Debt Securities", the definition thereof is contained in the Indenture.

General

      The Indenture provides for the issuance from time to time of Debt Securities in an unlimited aggregate principal amount and an unlimited number of series.

      The Debt Securities are unsecured and will rank pari passu with all other unsecured and nonsubordinated debt of the Company.

      Reference is made to the applicable Prospectus Supplement for the following terms of the series of Debt Securities offered thereby: (i) the title of the Debt Securities of such series; (ii) any limit upon the aggregate principal amount of such Debt Securities; (iii) the person to whom the interest on a Debt Security of any series will be payable if not the person in whose name that Debt Security is registered on the regular record date; (iv) the date or dates on which such Debt Securities will mature; (v) the rate or rates, or the method of determination thereof, at which such Debt Securities will bear interest, if any, the date or dates from which such interest will accrue, the date or dates such interest will be payable and the Regular Record Dates; (vi) the place or places where the principal of, premium, if any, and interest, if any, on, such Debt Securities will be payable; (vii) the periods, prices and terms and conditions upon which any such Debt Security may be redeemed, in whole or in part, at the option of the Company; (viii) any terms for redemption or repurchase pursuant to any sinking fund or analogous provision or at the option of a Holder; (ix) any terms for conversion of the Debt Securities into other securities of the Company or any other corporation at the option of a holder; (x) any terms for the attachment to such Debt Securities of warrants, options or other rights to purchase or sell stock or other securities of the Company; (xi) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities that will be payable upon acceleration of maturity (Debt Securities subject to such provisions being referred to as "Original Issue Discount Securities"); (xii) any deletions or modifications of, or additions to, the Events of Default or covenants of the Company under the Indenture with respect to such Debt Securities (including whether the covenants described below under "Certain Covenants of the Company" will not apply to such Debt Securities); (xiii) whether such Debt Securities will be issued in the form of one or more global securities (each a "Global Debt Security");
(xiv) if such Debt Securities are to be issued upon the exercise of warrants, the time, manner and place for such Debt Securities to be authenticated and delivered ; and (xv) any other terms of any of such Debt Securities not inconsistent with the Indenture. (Sections 202 and 301)

      Unless otherwise specified in the applicable Prospectus Supplement, (x) the Debt Securities will be issued only in fully registered form without coupons and (y) Debt Securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple thereof. Debt Securities may bear legends required by United States Federal tax law and regulations. (Section 401)


Certain Covenants of the Company

     Certain Definitions Applicable to Covenants

     The term "Subsidiary" of the Company will be defined in the Indenture as a corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by the Company and/or one or more subsidiaries of the Company.

      The term "Restricted Subsidiary" will be defined as a Subsidiary of the Company which either owns a Principal Property or which had total assets that exceeded 10% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year..

      The term "Principal Property" will be defined as any real estate or any manufacturing or processing plant or warehouse owned or leased by the Company or by any Restricted Subsidiary and the gross book value of which (without deduction of any depreciation reserves) on the date as which the determination is being made exceeds 2% of Consolidated Net Tangible Assets, other than (a) properties which in the opinion of the Board of Directors are not of material importance to the Company's business as an entirety or (b) any portion of any particular property which is found by the Board of Directors not to be of material importance to the use or operation of such property.

      The term "Attributable Debt" will be defined as the total net amount of rent required to be paid during the remaining term of certain leases, discounted at the rate per annum borne by the relevant Debt Securities.

     The term "Consolidated Net Tangible Assets" will be defined as the total assets (less applicable reserves and other properly deductible items) on the balance sheet of the Company, less (a) all current liabilities and (b) goodwill, trade names, trademarks, patents, organization expenses and other like intangibles of the Company and its consolidated Subsidiaries. (Section
101)

     Restrictions on Secured Debt

     If the Company or any Restricted Subsidiary shall incur or guarantee any indebtedness for money borrowed ("Debt") secured by a mortgage, pledge or lien ("Mortgage") on any Principal Property of the Company or of any Restricted Subsidiary, or on any shares of stock or Debt of any Restricted Subsidiary, the Company will secure or cause such Restricted Subsidiary to secure the Debt Securities equally and ratably with (or, at the Company's option, prior to) such secured Debt, unless the aggregate amount of all such secured Debt, together with all Attributable Debt of the Company and its Restricted Subsidiaries with respect to sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in "Restrictions on Sales and Leasebacks" below), would not exceed 15% of Consolidated Net Tangible Assets. (Section 1104)

      The above restrictions will not apply to, and there will be excluded from secured Debt in any computation under such restrictions, Debt secured by
(a) Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary; provided, however, that such Mortgages in effect as of the date of acquisition of a Restricted Subsidiary or a business acquired by a Restricted Subsidiary shall not have been incurred in contemplation of such acquisition, (b) Mortgages in favor of landlords and mechanics and materialmen incurred in the ordinary course of business; (c) Mortgages in favor of the Company or a Restricted Subsidiary; (d) Mortgages in favor of governmental bodies to secure progress or advance payments; (e) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction Mortgages which are entered into prior to, at the time of or within 180 days after the later of acquisition or completion of construction;
(f) Mortgages securing industrial revenue or pollution control bonds; (g) Mortgages made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations; (h) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto; (i) Mortgages in respect of certain judgements or awards in respect of which the Company or any of its Restricted Subsidiaries has maintained adequate reserves and (j) any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) though (i) inclusive; provided that, any such extended, renewed or replaced Mortgage shall be limited to the same property, stock or Debt that secured the original Mortgage. (Section 1104)


     Restrictions on Sales and Leasebacks

      Neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt with respect to such transactions plus all Debt secured by Mortgages on Principal Properties (with the exception of secured Debt which is excluded as described in "Restrictions on Secured Debt" above) would not exceed 10% of Consolidated Net Tangible Assets. (Section 1105)

      The restrictions on sale and leaseback transactions will not apply to, and there shall be excluded from Attributable Debt in any computation under such restrictions, any sale and leaseback transaction if (a) the lease is for a period, including renewal rights, of not in excess of three years, (b) the sale or transfer of the Principal Property is made prior to, at the time of or within 180 days after its acquisition or construction, (c) the lease secures or relates to industrial revenue or pollution control bonds, (d) the transaction is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or (e) the Company or such Restricted Subsidiary, within 180 days after the sale or transfer is completed, applies to the retirement of Funded Debt (including the Debt Securities) of the Company ranking on a parity with or senior to all the Debt Securities, or Funded Debt of a Restricted Subsidiary, or to the purchase of other property which will constitute a Principal Property of a value at least equal to the value of the Principal Property leased back, an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased back or (ii) the fair market value of the Principal Property leased back. The amount to be applied to the retirement of Funded Debt shall be reduced by the principal amount of any debentures or notes constituting Funded Debt (including the Debt Securities) of the Company or a Restricted Subsidiary surrendered to the applicable trustee for cancellation within such 180-day period or the principal amount of Funded Debt voluntarily retired within such 180-day period; provided, that, no retirement referred to in this sentence may be effected by payment at maturity or pursuant to any mandatory prepayment provision. (Section 1105)

Event Risk

      Except for the limitations on Secured Indebtedness and Sale and Leaseback Transactions described above, the Indenture and Debt Securities do not contain any covenants or other provisions designed to afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company.


Limitation on Merger, Consolidation and Certain Sales of Assets

      The Company will covenant that it will not merge into or consolidate with any other corporation, or convey or transfer its properties and assets substantially as an entirety to, any person unless (a) such successor shall be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia; (b) the successor assumes on the same terms and conditions all obligations under the Debt Securities and Indenture and (c) immediately after giving effect to the transaction, there is no default, or an event which, after notice or lapse of time, or both, would become a default, under the Indenture. (Section 901) Upon any such merger, consolidation, conveyance or transfer, the successor will succeed to, and will be substituted in lieu of, the Company. (Section
902)

Exchange, Registration and Transfer

      Debt  Securities  of  any series will be exchangeable  for  other  Debt
Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. (Section 404)

      Debt Securities may be presented for exchange as provided above, and Debt Securities (other than Book-Entry Debt Securities (as defined below under "Global Securities")) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any additional transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement. (Sections 404 and 1102) The Trustee will be the initial Security Registrar under the Indenture. State Street Bank and Trust Company, N.A., an affiliate of the Trustee, with offices currently located at 61 Broadway, Concourse Level, New York, New York 10006, will initially be designated as the office or agency of the Company in the Borough of Manhattan, The City of New York where Debt Securities may be presented for registration of transfer or exchange. (Section 404) The Company may at any time designate, or rescind the designation of, the Security Registrar or any additional transfer agent or approve a change in the location through which the Security Registrar or any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for each series of Debt Securities. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1102)

     In the event of any redemption in part of any series of Debt Securities, the Company will not be required to: (i) issue, register the transfer of, or exchange, Debt Securities of any series during a period beginning at the opening of business 15 Business Days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of, or exchange, any Debt Security selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (Section 404)

      For a discussion of restrictions on the exchange, registration and transfer of Global Debt Securities, see "Global Securities" below.


Payment and Paying Agents

     Payment of principal of, premium, if any, and interest, if any, on, Debt Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time. At the option of the Company, payment of any interest on Debt Securities may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. Payment of any installment of interest on any Debt Security will be made to the person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest. (Sections 406 and 410)

      Unless otherwise indicated in the applicable Prospectus Supplement, the Trustee will be designated as the Company's Paying Agent with respect to Debt Securities, and the office of State Street Bank and Trust Company, N.A., an affiliate of the Trustee, will be the office or agency of the Company in the Borough of Manhattan, The City of New York where Debt Securities may be presented or surrendered for payment. Any other Paying Agents in the United States initially designated by the Company for the Debt Securities of a series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind that designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for each series of Debt Securities

     All moneys deposited with the Trustee or a Paying Agent, or then held by the Company, in trust for the payment of principal of, premium, if any, and interest, if any, on, any Debt Security that remains unclaimed at the end of two years after such principal, premium or interest shall become due and payable will be repaid to the Company, or, if then held by the Company, discharged from such trust, and the holder of such Debt Security will thereafter look only to the Company for payment thereof. (Section 1103)

Global Securities

     The Debt Securities of a series may be issued in whole or in part as one or more Global Debt Securities in registered, definitive form. The Global Debt Security or Securities of a series will be deposited with, or on behalf of, a depositary located in the United States (a "U.S. Depositary"). (Section 403)

      The specific terms of the depositary arrangement with respect to any Debt Securities of a series issued in global form will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 411) The Company anticipates that the following provisions will apply to all depositary arrangements with a U.S. Depositary.

      If Debt Securities of a series are to be represented by a definitive global registered Debt Security to be deposited with or on behalf of a U.S. Depositary, such Debt Securities ("Book-Entry Debt Securities") will be represented by a definitive Global Debt Security registered in the name of the U.S. Depositary or its nominee. In such case, one or more Global Debt Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered Debt Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Global Debt Security may not be transferred except as a whole by the U.S. Depositary for such Global Debt Security to a nominee of such U.S. Depositary, or by a nominee of such U.S. Depositary to such U.S. Depositary or another nominee of such U.S. Depositary or by such U.S. Depositary or any such nominee to a successor U.S. Depositary or a nominee of such successor. Upon the issuance of a definitive Global Debt Security registered in the name of the U.S. Depositary, the U.S. Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Book-Entry Debt Securities represented by such Global Debt Security to the accounts of institutions that have accounts with such depository or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents for the sale of such Book-Entry Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of Book-Entry Debt Securities will be limited to participants or persons that may hold interests through participants. Ownership of Book-Entry Debt Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the U.S. Depositary or its nominee for the applicable definitive Global Debt Security or by participants or persons that hold through participants. So long as the U.S. Depositary, or its nominee, is the registered owner of such global Debt Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Debt Securities represented by such Global Debt Security for all purposes under the Indenture. Accordingly, each person owning a beneficial interest in a Global Debt Security must rely on the procedures of the U.S. Depositary for such Global Debt Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Company understands that under existing industry practices, if it requests any action of holders or if an owner of a beneficial interest in a Global Debt Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the U.S. Depositary for such Global Debt Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners acting through them.

Payment of principal of, premium, if any, and interest, if any, on Book-Entry Debt Securities will be made to the U.S. Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Debt Security representing such Book-Entry Debt Securities. Owners of Book-Entry Debt Securities will not be entitled to have such Debt Securities registered in their names in the Security Register, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. The laws of some jurisdictions required that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws impair the ability to purchase or transfer Book-Entry Debt Securities.

      The Company expects that the U.S. Depositary for Book-Entry Debt Securities of a series, upon receipt of any payment of principal of, premium, if any, or interest, if any, on, the related definitive Global Debt Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Debt Security as shown on the records of such U.S. Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Debt Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

      If the U.S. Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in definitive form in exchange for the Global Debt Security representing such series of Debt Securities. In addition, the Company may, at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement, determine not to have any Debt Securities of such series represented by one or more Global Debt Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Debt Security or Securities representing such series of Debt Securities. In either instance, the Company will issue Debt Securities in definitive form, equal in aggregate principal amount to the Global Debt Securities, in such names and in such principal amounts as the U.S. Depositary for such Global Debt Securities shall request.


Satisfaction and Discharge; Defeasance

      At the request of the Company, the Indenture will cease to be in effect as to the Debt Securities of any series (except for certain obligations to register the transfer or exchange of such Debt Securities and hold monies for payment of such Debt Securities in trust) when either (a) all such Debt Securities have been delivered to the Trustee for cancellation or (b) all such Debt Securities have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, and the Company has deposited with the trustee in trust, money, in the currency, currencies or currency unit or units in which such Debt Securities are payable, in an amount sufficient to pay all the principal of, premium, if any, and interest, if any, on, such Debt Securities on the dates such payments are due in accordance with the terms of such Debt Securities. (Section 501)

      Unless otherwise specified in the applicable Prospectus Supplement, the Company, at its option, (a) will be Discharged after 91 days from any and all obligations in respect of any series of Debt Securities (except for certain obligations to register the transfer of or exchange Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture in respect of such series (including those described under "Certain Covenants of the Company"), in each case if the Company deposits irrevocably with the trustee in trust, money, or U.S. Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series. Among the conditions to the Company's exercising any such option, the Company is required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for United States Federal income tax purposes and that the holders of such series will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised. (Section 503)


Events of Default, Notice and Waiver

      The Indenture provides that, if an Event of Default specified therein with respect to any series of Debt Securities shall have happened and be continuing, either the Trustee or the holders of 25% in principal amount of the outstanding Debt Securities of such series (in the case of certain events of bankruptcy, insolvency and reorganization, voting as one class with all other outstanding Debt Securities) may declare the principal of all the Debt Securities of such series, together with accrued interest thereon, if any, to be immediately due and payable by notice in writing to the Company (and to the Trustee if given by the holders). (Section 602)

      Events of Default in respect of any series are defined in the Indenture as being: default for 30 days in payment of any interest installment when due; default in payment of principal of, or premium, if any on, Debt Securities of such series when due (other than any sinking fund payments) at their stated maturity, by declaration, when called for redemption or otherwise; default in the making of any sinking fund payment when due; default for 90 days after notice to the Company by the Trustee or by holders of 25% in principal amount of the outstanding Debt Securities of such series in the performance of any covenant in the Debt Securities of such series or in the Indenture with respect to Debt Securities of such series; default by the Company in the payment at final maturity, after the expiration of any applicable grace period, of debt having a principal amount then outstanding in excess of $25 million, or acceleration of the Company's obligation to pay any indebtedness in such principal amount; certain events of bankruptcy, insolvency and reorganization; and any other Event of Default provided with respect to the Debt Securities of such series, if so specified in the applicable Prospectus Supplement. No Event of Default with respect to a single series of indebtedness issued under the Indenture (and any supplemental indentures) necessarily constitutes and Event of Default with respect to any other series of indebtedness issued thereunder. (Section 601)



      The Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of such series notice of all uncured and unwaived defaults known to it; provided that, except in the case of default in the payment of principal of, premium, if any, of interest, if any, on, or a sinking fund installment, if any, with respect to, any of the Debt Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the Debt Securities of such series. The term "default" for the purpose of this provision only means the happening of any of the Events of Default specified above, except that any grace period or notice requirement is eliminated. (Section 702)

      The Indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified by the holders of the Debt Securities before proceeding to exercise any right or power under the Indenture at the request of holders of the Debt Securities. (Section 703)

      The Indenture provides that the holders of a majority in principal amount of the outstanding Debt Securities of any series may in certain circumstances direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series; provided that the Trustee may decline to follow any such direction if (i) such direction would involve the Trustee in personal liability or (ii) such direction would be unduly prejudicial to holders of the Debt Securities of such series not joining in such direction. (Section 612)

      The Indenture includes a covenant that the Company will file annually with the Trustee an Officers' Certificate stating whether any default exists and specifying any default that exists. (Section 1106)

      In certain cases, the holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of such series waive any past default or Event of Default with respect to the Debt Securities of such series or compliance with certain provisions of the Indenture, except a default (i) not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on, any of the Debt Securities of such series; or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of a series affected. (Section 613) The holders of a majority in principal amount of a series of outstanding Debt Securities also have certain rights to rescind any declaration of acceleration with respect to such series after all Events of Default with respect to such series not arising from such declaration shall have been cured. (Section 602)


Modification of the Indenture

      The Indenture provides that the Company and the Trustee thereunder may, without the consent of any holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Events of Default, establishing the form or terms of any series of Debt Securities issued under such supplemental indentures or curing ambiguities or inconsistencies in the Indenture or making other provisions, provided such other provisions shall not adversely affect the interests of the holders of any series of Debt Securities in any material respect. (Section 1001)

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of all affected series (acting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of the Debt Securities of such series, except that no such supplemental indenture may, without the consent of the holders of all the outstanding Debt Securities affected thereby, among other things: (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;
(ii) reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of, any Debt Security; (iii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof; (iv) change any Place of Payment where, or the currency or currencies or currency unit or units in which, any Debt Security or any premium or interest thereon is payable; (v) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); (vi) affect adversely the terms, if any, of conversion of any Debt Security into stock or other securities of the Company or of any other corporation; (vii) reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (viii) change any obligation of the Company, with respect to outstanding Debt Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; (ix) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Debt Securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Debt Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby. (Section 1002)


Waiver of Certain Covenants

      The Indenture provides that the Company may omit to comply with the restrictive covenants described above under "Certain Covenants of the Company" if the holders of not less than a majority in principal amount of all series of outstanding Debt Securities affected thereby (acting as one class) waive compliance with such restrictive covenants. (Section 1107)


Meetings

      The Indenture contains provisions for convening meetings of the holders of Debt Securities of any series. (Section 1401) A meeting may be called at any time by the Trustee under the Indenture, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1402) Persons entitled to vote a majority in principal amount of the outstanding Debt Securities of a series will constitute a quorum at a meeting of holders of Debt Securities of such series, except that in the absence of a quorum, if the meeting was called by the Company or the Trustee, it may be adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting may be further adjourned for a period of not less than 10 days. Except for any consent which must be given by the holder of each outstanding Debt Security affected thereby, as described above under "Modification of the Indenture," and subject to the provisions described in the last sentence under this subheading, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative  vote  of the holders of a majority in principal  amount  of  the outstanding Debt Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is equal to or less than a majority, in principal amount of outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series. With respect to any consent, waiver or other action which the Indenture expressly provides may be given by the holders of a specified percentage of outstanding Debt Securities of all series affected thereby (acting as one class), only the principal amount of outstanding Debt Securities of any series represented at a meeting or an adjourned meeting duly reconvened at which a quorum is present as aforesaid and voting in favor of such action will be counted for purposes of calculating the aggregate principal amount of outstanding Debt Securities of all series affected thereby favoring such action. (Section
1404)

Notices

      Notices to holders of Debt Securities will be given by first-class mail or by overnight courier to the addresses of such holders as they appear in the Security Register. (Section 106)


Title

     The Company, the Trustee and any agent of the Company or the Trustee may treat, prior to due presentment for registration of transfer, the registered owner of any Debt Security (including Debt Securities in global registered form), as the absolute owner thereof (whether or not such Debt Security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 407)


Replacement of Securities

      Any mutilated Debt Security will be replaced by the Company at the expense of the holder upon surrender of such mutilated Debt Security to the Security Registrar. Debt Securities that become destroyed, stolen or lost will be replaced by the Company at the expense of the holder upon delivery to the Security Registrar of evidence of the destruction, loss or theft thereto satisfactory to the Company and the Security Registrar. In the case of a destroyed, lost or stolen Debt Security, an indemnity satisfactory to the Security Registrar and the Company may be required at the expense of the holder of such Debt Security before a replacement Debt Security will be issued. (Section 405)


Governing Law

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.


Concerning the Trustee

      State Street Bank and Trust Company, as successor to The First National Bank of Boston, also serves as the indenture trustee with respect to the
Company's Indenture dated as of May 3, 1995, under which are issued and outstanding the Company's 6.78% Senior Notes due 2004. Boston EquiServe, L.P., a joint venture of which the Trustee is an affiliate, serves as
Transfer Agent and Registrar for the Company's Common Stock. The State Street Bank and Trust Company also is a lending party to a January 22, 1997 $450,000,000 Revolving Credit Agreement among the Company and a syndicate of lending institutions.


                            PLAN OF DISTRIBUTION

      The Company may sell the Debt Securities in any of three ways: (i) through underwriters, (ii) through agents or (iii) directly to a limited number of institutional purchasers or to a single purchaser. The Prospectus Supplement with respect to each series of Debt Securities will set forth the terms of the offering of the Debt Securities of such series, including the name or names of any underwriters, the purchase price and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Debt Securities of such series may be listed.

      If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Debt Securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      The managing underwriter, on behalf of the underwriters, may engage in stabilizing transactions in accordance with Rule 104 under the Securities Exchange Act of 1934. Stabilizing transactions permit bids to purchase the Debt Securities so long as the stabilizing bids do not exceed a specified maximum. Such stabilizing transactions may cause the price of the Debt Securities to be higher than it would otherwise be in the absence of such transactions.

      Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company will authorize agents or underwriters to solicit offers by certain types of institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

      Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

     Each series of Debt Securities will be a new issue of securities with no established trading market. Any underwriters to whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.


                                   EXPERTS

       The consolidated financial statements of the Company and its subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 have been incorporated by reference herein in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, and upon the authority of said firm as experts in accounting and auditing.

      The financial statements of Amicon Bioseparations as of December 31, 1996 and for the year then ended incorporated herein by reference have been audited by Price Waterhouse L.L.P., independent accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

      The financial statements of Tylan General, Inc., as of October 31, 1996 and for the year then ended incorporated herein by reference have been audited by Ernst & Young, independent public accountants, as indicated in their report thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.


                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by the Company in connection with this Registration Statement.